EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-84425, 333-84287, and 333-27187 of National Vision, Inc. on Form S-8 of our report dated May 29, 2003, relating to the 2002 and 2001 consolidated financial statements and financial statement schedule of National Vision, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of National Vision, Inc. for the year ended December 28, 2002.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
May 29, 2003